UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Kurv ETF Trust
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Letterman Drive, Building C, Suite 3-500, San Francisco, CA	94129
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, no par value per share	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-233633.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, no par value, of Kurv Memory Select ETF, a series of Kurv ETF Trust (the "Trust") to be registered hereunder are set forth in Post-Effective Amendment No. 62 to the Registrant’s Registration Statement on Form N-1A, as amended (File Nos. 333-233633; 811-23473) as filed with the Securities and Exchange Commission via EDGAR (Accession No. 0001999371-26-010571) on May 13, 2026, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and its I.R.S. Employer Identification Number are as follows:

Series Name	EIN
Kurv Memory Select ETF	41-4623717

ITEM 2.

EXHIBITS.
1.	The Trust's Trust Instrument is included as exhibit (a)(4) to Post-Effective Amendment No. 10 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-233633; 811-23473), as filed with the Securities and Exchange Commission on March 22, 2024.
2.	The Trust's By-Laws are included as Exhibit (b)(1) to the Post-Effective Amendment No. 10 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-233633; 811-23473), as filed with the Securities and Exchange Commission on March 22, 2024.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 14, 2026

KURV ETF TRUST

By:	/s/Howard Chan
Name:	Howard Chan
Title:	Chief Executive Officer and President